Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2019 First Quarter Results
First Quarter Recurring Revenue Grows 10% Representing 92% of Total Revenue;
Reaffirms 2019 Financial Guidance

Charleston, S.C. (April 30, 2019) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its first quarter ended March 31, 2019.

"We continued to rapidly advance our existing applications, brought new solutions to market, and closed on the acquisition of YourCause which creates lasting value for our customers and shareholders, and grows our addressable markets." said Mike Gianoni, Blackbaud's president and CEO. "And, I'm incredibly proud of the recognition that Blackbaud has received on a few of our internal program initiatives, including being named to Forbes Best Mid-sized Employers for the fourth consecutive year."

First Quarter 2019 Results Compared to First Quarter 2018 Results:

•	Total GAAP revenue was $215.8 million, up 5.7%, with $198.1 million in GAAP recurring revenue, representing 91.8% of total GAAP revenue. GAAP recurring revenue was up 9.5%.

•	Total non-GAAP revenue was $216.5 million, up 5.9%, with $198.8 million in non-GAAP recurring revenue, representing 91.8% of total non-GAAP revenue. Non-GAAP recurring revenue was up 9.7%.

•	Non-GAAP organic recurring revenue increased 5.7%.

•	GAAP income from operations was $2.2 million, with GAAP operating margin of 1.0%, a decrease of 760 basis points.

•	Non-GAAP income from operations was $36.0 million, with non-GAAP operating margin of 16.6%, a decrease of 450 basis points.

•	GAAP net loss was $1.1 million, with GAAP diluted loss per share of $0.02, down $0.39.

•	Non-GAAP net income was $24.7 million, with non-GAAP diluted earnings per share of $0.51, down $0.15.

•	Non-GAAP free cash flow was $(22.5) million, a decrease of $21.4 million.

"I'm pleased with the execution against our strategic objectives through the first quarter, and our full year financial outlook is unchanged." said Tony Boor, Blackbaud's executive vice president and CFO. "We are in an investment year to better position the business for accelerated growth and long-term success, and we are tracking well to expectations. The sales account executives hired in the second-half of 2018 are currently underway ramping to targeted productivity, we are executing our workplace strategy, and we continue to rapidly innovate for our customers."

An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights:

•	Forbes recognized Blackbaud as one of America's Best Midsize Employers for the fourth consecutive year.

•	Blackbaud launched its internationally-renowned Peer-to-Peer Fundraising Solution in the United States at no subscription cost to social good organizations.

•	Blackbaud and YourCauseTM release Comprehensive Global Report on employee engagement and corporate social responsibility programs.

•	Allan Hoffmann joins Blackbaud as President and General Manager leading Canadian operations.

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Dividend
Blackbaud announced today that its Board of Directors has declared a second quarter 2019 dividend of $0.12 per share payable on June 14, 2019 to stockholders of record on May 28, 2019.

Financial Outlook
Blackbaud today reaffirmed its 2019 full year financial guidance, which includes the acquisition of YourCause:

•	Non-GAAP revenue of $880 million to $910 million

•	Non-GAAP operating margin of 16.7% to 17.2%

•	Non-GAAP diluted earnings per share of $2.11 to $2.28

•	Non-GAAP free cash flow of $124 million to $134 million

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Adoption of New Lease Accounting Standard
On January 1, 2019, we adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842) ("ASU 2016-02"), using the transition method that allowed us to initially apply the guidance at the adoption date of January 1, 2019 without adjusting comparative periods presented. ASU 2016-02 requires lessees to record most leases on their balance sheet but recognize expenses in the income statement in a manner similar to previous guidance. The impacts of adoption are reflected in Blackbaud's guidance and the other financial information herein. We will provide more detailed information regarding the impact of our adoption of ASU 2016-02 in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Conference Call Details — Please Note Updated Live Call Dial-in and Passcode
What:    Blackbaud's 2019 First Quarter Conference Call
When:    May 1, 2019
Time:     8:00 a.m. (Eastern Time)
Live Call:     888-394-8218 (US/Canada); passcode 1637268.
Webcast:    Blackbaud's Investor Relations Webpage

PRESS RELEASE

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, companies, education institutions, healthcare organizations and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director of Investor Relations
843-654-2655
steve.hufford@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results, expectations that our revenue will continue to grow, and expectations that we will achieve our projected 2019 full-year financial guidance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-

PRESS RELEASE

related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$25,187	$30,866
Restricted cash due to customers	219,396	418,980
Accounts receivable, net of allowance of $5,128 and $4,722 at March 31, 2019 and December 31, 2018, respectively	90,727	86,595
Customer funds receivable	5,474	1,753
Prepaid expenses and other current assets	73,099	59,788
Total current assets	413,883	597,982
Property and equipment, net	38,757	40,031
Operating lease right-of-use assets	110,485	—
Software development costs, net	81,231	75,099
Goodwill	634,845	545,213
Intangible assets, net	355,751	291,617
Other assets	67,461	65,363
Total assets	$1,702,413	$1,615,305
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$32,640	$34,538
Accrued expenses and other current liabilities	54,983	46,893
Due to customers	224,870	420,733
Debt, current portion	7,500	7,500
Deferred revenue, current portion	281,082	295,991
Total current liabilities	601,075	805,655
Debt, net of current portion	576,068	379,624
Deferred tax liability	48,050	44,291
Deferred revenue, net of current portion	4,290	2,564
Operating lease liabilities, net of current portion	102,880	—
Other liabilities	4,302	9,388
Total liabilities	1,336,665	1,241,522
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 60,182,678 and 59,327,633 shares issued at March 31, 2019 and December 31, 2018, respectively	60	59
Additional paid-in capital	412,937	399,241
Treasury stock, at cost; 10,999,885 and 10,760,574 shares at March 31, 2019 and December 31, 2018, respectively	(285,284)	(266,884)
Accumulated other comprehensive loss	(1,452)	(5,110)
Retained earnings	239,487	246,477
Total stockholders’ equity	365,748	373,783
Total liabilities and stockholders’ equity	$1,702,413	$1,615,305

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2019	2018
Revenue
Recurring	$198,094	$180,846
One-time services and other	17,736	23,338
Total revenue	215,830	204,184
Cost of revenue
Cost of recurring	84,711	69,079
Cost of one-time services and other	14,572	18,958
Total cost of revenue	99,283	88,037
Gross profit	116,547	116,147
Operating expenses
Sales, marketing and customer success	55,455	45,477
Research and development	28,461	25,958
General and administrative	27,117	25,051
Amortization	1,376	1,269
Restructuring	1,953	811
Total operating expenses	114,362	98,566
Income from operations	2,185	17,581
Interest expense	(5,323)	(3,517)
Other income, net	182	160
(Loss) income before provision for income taxes	(2,956)	14,224
Income tax benefit	(1,834)	(3,527)
Net (loss) income	$(1,122)	$17,751
(Loss) earnings per share
Basic	$(0.02)	$0.38
Diluted	$(0.02)	$0.37
Common shares and equivalents outstanding
Basic weighted average shares	47,516,912	47,019,603
Diluted weighted average shares	48,051,289	48,009,395
Other comprehensive income (loss)
Foreign currency translation adjustment	4,590	6,437
Unrealized (loss) gain on derivative instruments, net of tax	(932)	1,079
Total other comprehensive income	3,658	7,516
Comprehensive income	$2,536	$25,267

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(dollars in thousands)	2019	2018
Cash flows from operating activities
Net (loss) income	$(1,122)	$17,751
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	21,724	19,820
Provision for doubtful accounts and sales returns	2,032	1,774
Stock-based compensation expense	13,726	11,092
Deferred taxes	(1,155)	902
Amortization of deferred financing costs and discount	188	188
Other non-cash adjustments	1,820	(197)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(1,797)	5,088
Prepaid expenses and other assets	(12,107)	(10,052)
Trade accounts payable	(3,624)	(1,655)
Accrued expenses and other liabilities	(11,690)	(14,092)
Deferred revenue	(18,006)	(18,866)
Net cash (used in) provided by operating activities	(10,011)	11,753
Cash flows from investing activities
Purchase of property and equipment	(1,152)	(5,771)
Capitalized software development costs	(11,319)	(7,103)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(109,386)	(5,036)
Net cash used in investing activities	(121,857)	(17,910)
Cash flows from financing activities
Proceeds from issuance of debt	271,500	81,700
Payments on debt	(75,175)	(52,875)
Employee taxes paid for withheld shares upon equity award settlement	(18,400)	(22,511)
Proceeds from exercise of stock options	3	9
Change in due to customers	(242,885)	(434,640)
Change in customer funds receivable	(3,573)	(4,783)
Dividend payments to stockholders	(5,901)	(5,825)
Net cash used in financing activities	(74,431)	(438,925)
Effect of exchange rate on cash, cash equivalents, and restricted cash	1,036	713
Net decrease in cash, cash equivalents, and restricted cash	(205,263)	(444,369)
Cash, cash equivalents, and restricted cash, beginning of period	449,846	640,174
Cash, cash equivalents, and restricted cash, end of period	$244,583	$195,805
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	March 31, 2019	December 31, 2018
Cash and cash equivalents	$25,187	$30,866
Restricted cash due to customers	219,396	418,980
Total cash, cash equivalents and restricted cash in the statement of cash flows	$244,583	$449,846

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2019	2018
GAAP Revenue	$215,830	$204,184
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	716	348
Non-GAAP revenue	$216,546	$204,532

GAAP gross profit	$116,547	$116,147
GAAP gross margin	54.0%	56.9%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	716	348
Add: Stock-based compensation expense	974	1,095
Add: Amortization of intangibles from business combinations	11,416	10,386
Add: Employee severance	1,119	575
Subtotal	14,225	12,404
Non-GAAP gross profit	$130,772	$128,551
Non-GAAP gross margin	60.4%	62.9%

GAAP income from operations	$2,185	$17,581
GAAP operating margin	1.0%	8.6%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	716	348
Add: Stock-based compensation expense	13,726	11,092
Add: Amortization of intangibles from business combinations	12,792	11,655
Add: Employee severance	3,421	931
Add: Acquisition-related integration costs	718	433
Add: Acquisition-related expenses	445	394
Add: Restructuring costs	1,953	811
Subtotal	33,771	25,664
Non-GAAP income from operations	$35,956	$43,245
Non-GAAP operating margin	16.6%	21.1%

GAAP (loss) income before provision for income taxes	$(2,956)	$14,224
GAAP net (loss) income	$(1,122)	$17,751

Shares used in computing GAAP diluted (loss) earnings per share	48,051,289	48,009,395
GAAP diluted (loss) earnings per share	$(0.02)	$0.37

Non-GAAP adjustments:
Less: GAAP income tax benefit	(1,834)	(3,527)
Add: Total non-GAAP adjustments affecting income from operations	33,771	25,664
Non-GAAP income before provision for income taxes	30,815	39,888
Assumed non-GAAP income tax provision(1)	$6,163	$7,978
Non-GAAP net income	$24,652	$31,910

Shares used in computing non-GAAP diluted earnings per share	48,051,289	48,009,395
Non-GAAP diluted earnings per share	$0.51	$0.66

(1)	Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2019	2018
GAAP revenue	$215,830	$204,184
GAAP revenue growth	5.7%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(4,386)	2,714
Non-GAAP organic revenue (2)	$211,444	$206,898
Non-GAAP organic revenue growth	2.2%

Non-GAAP organic revenue (2)	$211,444	$206,898
Foreign currency impact on non-GAAP organic revenue (3)	1,779	—
Non-GAAP organic revenue on constant currency basis (3)	$213,223	$206,898
Non-GAAP organic revenue growth on constant currency basis	3.1%

GAAP recurring revenue	$198,094	$180,846
GAAP recurring revenue growth	9.5%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(4,175)	2,599
Non-GAAP organic recurring revenue	$193,919	$183,445
Non-GAAP organic recurring revenue growth	5.7%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

(dollars in thousands)	Three months ended March 31,
	2019	2018
GAAP net cash provided by operating activities	$(10,011)	$11,753
Less: purchase of property and equipment	(1,152)	(5,771)
Less: capitalized software development costs	(11,319)	(7,103)
Non-GAAP free cash flow	$(22,482)	$(1,121)